UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2013 (September 26, 2013)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2013, Memorial Production Partners LP (the “Partnership”), Memorial Production Operating LLC (“Operating LLC”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto entered into a sixth amendment to the Credit Agreement, dated as of December 14, 2011, by and among the Partnership, Operating LLC, the Administrative Agent and the other agents and lenders party thereto (the “Sixth Amendment”). The Sixth Amendment, among other things, increases (i) the borrowing base to $920 million upon consummation of the Acquisitions (defined below) and (ii) the aggregate maximum credit amounts under the revolving credit facility to $2 billion.

The foregoing summary of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Acquisitions

On October 1, 2013, the Partnership issued a press release announcing that the Partnership closed its previously announced acquisitions, through several equity and asset transactions, of oil and natural gas properties located primarily in the Permian Basin, East Texas and the Rockies (the “Acquisitions”). The Partnership acquired the properties for an adjusted aggregate purchase price of approximately $603 million, subject to customary post-closing adjustments. The Acquisitions were funded with borrowings under the Partnership’s revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Acquisitions does not purport to be complete and is qualified in its entirety by reference to the several definitive purchase and sale agreements (collectively, the “Purchase Agreements”) relating to the Acquisitions filed with the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 16, 2013.

Relationships

Certain funds of Natural Gas Partners (“NGP”), including two of the three NGP funds (collectively, the “Funds”) that control Memorial Resource Development LLC (“Memorial Resource”), which controls the General Partner (defined below), control Boaz Energy Partners, LLC, Crown Energy Partners Holdings, LLC, Propel Energy, LLC and Stanolind Oil and Gas LP, which owned certain of the oil and natural gas properties in Texas, New Mexico, Wyoming and Colorado acquired in the Acquisitions. Memorial Resource controls Tanos Energy, LLC, which owned certain of the oil and natural gas properties in Texas and Alabama acquired in the Acquisitions. Memorial Resource also controls (i) Black Diamond Minerals, LLC, which owned the outstanding equity interests in Prospect Energy, LLC, which owns certain of the oil and natural gas properties in Colorado acquired in the Acquisitions, and (ii) MRD Operating LLC, which owned certain of the oil and natural gas properties in Texas acquired in the Acquisitions. Because the Acquisitions are related party transactions, the conflicts committee of the board of directors of the General Partner reviewed the Acquisitions and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Purchase Agreements and the Acquisitions pursuant to the Partnership’s limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the General Partner approved the Acquisitions.

Memorial Resource owns all of the voting interests in Memorial Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), and the Funds own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and common units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 common units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an approximate aggregate 28% limited partner interest in the Partnership, based on the number of common units outstanding as of September 27, 2013. The General Partner owns a 0.1% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource. All of the General Partner’s non-independent directors also have indirect economic interests in the Funds that entitle them to a portion of the profits generated by the Funds in excess of certain return thresholds.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Sixth Amendment above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Sixth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2013, the Partnership issued a press release announcing, among other things, the closing of the Acquisitions, updates to the Partnership’s commodity hedge portfolio and annual guidance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Partnership has posted on its website, as of October 1, 2013, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with regard to the years 2013 through 2019. The presentation entitled “Commodity and Interest Rate Hedging Overview,” dated October 1, 2013, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations. The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Recasted Financial Statements

The Acquisitions were accounted for as transactions between entities under common control at historical cost similar to a pooling of interests. As a result, the Partnership has recasted certain financial and other information of the Partnership to include the financial position and results attributable to the Acquisitions. Items 6, 7, 7A and 8 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”), which were previously recasted as described in and filed with the Partnership’s Current Report on Form 8-K filed with the SEC on June 19, 2013, have been further recast to give effect to the Acquisitions. There have been no revisions or updates to any other sections of the 2012 Form 10-K, including “Management’s Report on Internal Control Over Financial Reporting” and the related “Report of Independent Registered Public Accounting Firm” appearing under Item 9A.

Risk Factor

As part of the filing of this Current Report on Form 8-K, the Partnership intends to revise, clarify and supplement its risk factors, including those contained in the 2012 Form 10-K. The risk factor below should be considered together with the other risk factors described in the 2012 Form 10-K and other filings with the SEC under the Securities Exchange Act of 1934, as amended.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for, and the development, production and transportation of, oil and natural gas, as well as environmental and safety matters. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to our operations. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, and results of operations.

Our oil and natural gas development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations, or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations including the acquisition of a permit before conducting regulated drilling activities; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency, or EPA, and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly compliance or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining or be unable to obtain required permits, which may delay or interrupt our operations and limit our growth and revenue.

Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate contaminated properties currently or formerly owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.

Our oil and gas operations associated with our Beta properties are conducted on offshore leases in federal waters. Federal offshore leases are administered by Bureau of Ocean Energy Management, or BOEM. Holders of federal offshore leases are required to comply with detailed BOEM regulations, Bureau of Safety and Environmental Enforcement, or BSEE, regulations and the Outer Continental Shelf Lands Act (OCSLA), which are subject to interpretation and change. Lessees must obtain BOEM approval for exploration, development and production plans prior to the commencement of offshore operations. In addition, approvals and permits are required from other agencies such as the U.S. Coast Guard and the EPA. BSEE has regulations requiring offshore production facilities and pipelines located on the outer continental shelf to meet stringent engineering and construction specifications, and has proposed and/or promulgated additional safety related regulations concerning the design and operating procedures of these facilities and pipelines, including regulations to safeguard against or respond to well blowouts and other catastrophes. BSEE regulations also restrict the flaring or venting of natural gas and prohibit the flaring of liquid hydrocarbons and oil without prior authorization.

BSEE has regulations governing the plugging and abandonment of wells located offshore and the installation and removal of all fixed drilling and production facilities. BSEE generally requires that lessees have substantial net worth, post supplemental bonds or provide other acceptable assurances that the obligations will be met. If we fail to pay royalties or comply with safety and environmental regulations, BOEM and BSEE may require that our operations on the Beta properties be suspended or terminated. The requirements imposed by BOEM and BSEE regulations are frequently changed and subject to new interpretations.

If we conduct operations on federal, state or Indian oil and natural gas leases, these operations must comply with numerous regulatory restrictions, including various non–discrimination statutes, royalty and related valuation requirements, and certain of these operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management, or the BLM, BOEM, BSEE, Bureau of Indian Affairs, tribal or other appropriate federal, state and/or Indian tribal agencies.

The Mineral Leasing Act of 1920, as amended, or the Mineral Act, prohibits ownership of any direct or indirect interest in federal onshore oil and natural gas leases by a foreign citizen or a foreign entity except through equity ownership in a corporation formed under the laws of the United States or of any U.S. State or territory, and only if the laws, customs, or regulations of their country of origin or domicile do not deny similar or like privileges to citizens or entities of the United States. If these restrictions are violated, the oil and natural gas lease can be canceled in a proceeding instituted by the United States Attorney General. We qualify as an entity formed under the laws of the United States or of any U.S. State or territory. Although the regulations promulgated and administered by the BLM pursuant to the Mineral Act provide for agency designations of non-reciprocal countries, there are presently no such designations in effect. It is possible that our unitholders may be citizens of foreign countries who do not own their units in a U.S. corporation, or that even if such units are held through a U.S. corporation, their country of citizenship may be determined to be non-reciprocal countries under the Mineral Act. In such event, any federal onshore oil and natural gas leases held by us could be subject to cancellation based on such determination.

Hedging Update

In connection with the Acquisitions, the Partnership acquired additional derivative contracts. The following table reflects the percentage volumes of the Partnership’s production covered by commodity derivative contracts and the average fixed or floor prices at which production is hedged. The targeted average net production estimate represents projected production volume. All of the Partnership’s hedges are costless, fixed price swaps and collars.

	Year Ending December 31,
	2013	2014	2015	2016	2017	2018	2019
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price	$4.49	$4.42	$4.34	$4.44	$4.31	$4.58	$4.87
Percent of 2013 target production hedged	88%	87%	75%	67%	61%	57%	52%

Crude Oil Derivative Contracts:
Total weighted-average fixed/floor price	$96.13	$93.62	$91.92	$86.94	$85.83	$85.34	—
Percent of 2013 target production hedged	82%	82%	74%	67%	61%	57%	—

Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price	$39.32	$39.56	$35.12	—	—	—	—
Percent of 2013 target production hedged	70%	63%	60%	—	—	—	—

Wtd Avg Fixed/Floor Price Per Mcfe	$7.26	$7.14	$6.98	$7.09	$6.95	$7.14	$4.87
Percent of 2013 target Production Hedged	84%	82%	72%	55%	50%	47%	31%

*	Hedging as of October 1, 2013

        This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Partnership’s 2012 Form 10-K and the Partnership’s other filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In connection with the Acquisitions, the audited balance sheets of the Cinco Group (as defined in the notes thereto) as of December 31, 2012 and 2011 and the related statements of combined operations, cash flows, and equity for the years ended December 31, 2012 and 2011, including the notes thereto, and the independent auditor’s report related thereto, are filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference. In addition, the unaudited balance sheets of the Cinco Group as of June 30, 2013 and the related statements of combined operations, cash flows, and equity for the six months ended June 30, 2013 and 2012, including the notes thereto, are filed as Exhibit 99.5 to this Current Report on Form 8-K and incorporated herein by reference. The Cinco Group completed an acquisition of working interests, royalty interests and net revenue interests (the “Menemsha Assets”) located in various counties in Texas from a third party on July 13, 2012 for approximately $74.7 million. The Schedules of Direct Operating Revenues and Direct Operating Expenses of the Menemsha Assets for the year ended December 31, 2011 (audited) and for the six months ended June 30, 2012 (unaudited), including the notes thereto, are filed as Exhibit 99.16 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Partnership as of June 30, 2013 and the unaudited condensed combined pro forma statements of operations for the year ended December 31, 2012 and six months ended June 30, 2013, including the notes thereto, which give effect to the Acquisitions, the related financing transactions and the Cinco Group’s acquisition of the Menemsha Assets, are filed as Exhibit 99.6 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Credit Agreement, dated as of September 26, 2013, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, The Royal Bank of Scotland plc, Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

23.1	Consent of KPMG LLP

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of W. D. Van Gonten & Co. Petroleum Engineering

23.4	Consent of Ryder Scott Company, L.P.

23.5	Consent of Cawley, Gillespie & Associates, Inc.

23.6	Consent of Miller and Lents, Ltd.

23.7	Consent of Weaver and Tidwell, L.L.P.

23.8	Consent of KPMG LLP

99.1	Press release dated October 1, 2013

99.2	Recast of Items 6, 7 and 7A of Memorial Production Partners LP’s 2012 Form 10-K

99.3	Recast of Item 8 of Memorial Production Partners LP’s 2012 Form 10-K

99.4	Cinco Group Audited Historical Financial Statements as of December 31, 2012 and 2011 and for the Years Ended December 31, 2012 and December 31, 2011

99.5	Cinco Group Unaudited Historical Financial Statements as of June 30, 2013 and for the Six Months Ended June 30, 2013 and June 30, 2012

99.6	Memorial Production Partners LP’s Unaudited Pro Forma Condensed Combined Financial Statements as of and for the Six Months Ended June 30, 2013 and for the Year Ended December 31, 2012

99.7	Report of Netherland, Sewell & Associates, Inc.

99.8	Report of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K (File No. 001-35364) filed on March 19, 2013)

99.9	Report of Netherland, Sewell & Associates, Inc. (Boaz)
99.10	Report of W. D. Van Gonten & Co. Petroleum Engineering (Propel)
99.11	Report of Ryder Scott Company, L.P. (Stanolind)
99.12	Report of Netherland, Sewell & Associates, Inc. (Crown)
99.13	Report of Cawley, Gillespie & Associates, Inc. (Tanos)
99.14	Report of Netherland, Sewell & Associates, Inc. (Prospect)
99.15	Report of Miller and Lents, Ltd. (MRD Operating)
99.16

Unaudited Schedule of Direct Operating Revenues and Direct Operating Expenses for the Menemsha Assets for the Six Months Ended June 30, 2012 and Audited Schedule of Direct Operating Revenues and Direct Operating Expenses for the Year Ended December 31, 2011

101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.INS	XBRL Instance Document
101.LAB	XBRL Labels Linkbase Document
101.PRE	XBRL Presentation Linkbase Document
101.SCH	XBRL Schema Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: October 1, 2013	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Credit Agreement, dated as of September 26, 2013, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, The Royal Bank of Scotland plc, Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

23.1	Consent of KPMG LLP

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of W. D. Van Gonten & Co. Petroleum Engineering

23.4	Consent of Ryder Scott Company, L.P.

23.5	Consent of Cawley, Gillespie & Associates, Inc.

23.6	Consent of Miller and Lents, Ltd.

23.7	Consent of Weaver and Tidwell, L.L.P.

23.8	Consent of KPMG LLP

99.1	Press release dated October 1, 2013

99.2	Recast of Items 6, 7 and 7A of Memorial Production Partners LP’s 2012 Form 10-K

99.3	Recast of Item 8 of Memorial Production Partners LP’s 2012 Form 10-K

99.4	Cinco Group Audited Historical Financial Statements as of December 31, 2012 and 2011 and for the Years Ended December 31, 2012 and December 31, 2011

99.5	Cinco Group Unaudited Historical Financial Statements as of June 30, 2013 and for the Six Months Ended June 30, 2013 and June 30, 2012

99.6	Memorial Production Partners LP’s Unaudited Pro Forma Condensed Combined Financial Statements as of and for the Six Months Ended June 30, 2013 and for the Year Ended December 31, 2012

99.7	Report of Netherland, Sewell & Associates, Inc.

99.8	Report of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K (File No. 001-35364) filed on March 19, 2013)

99.9	Report of Netherland, Sewell & Associates, Inc. (Boaz)
99.10	Report of W. D. Van Gonten & Co. Petroleum Engineering (Propel)
99.11	Report of Ryder Scott Company, L.P. (Stanolind)
99.12	Report of Netherland, Sewell & Associates, Inc. (Crown)
99.13	Report of Cawley, Gillespie & Associates, Inc. (Tanos)
99.14	Report of Netherland, Sewell & Associates, Inc. (Prospect)
99.15	Report of Miller and Lents, Ltd. (MRD Operating)
99.16

Unaudited Schedule of Direct Operating Revenues and Direct Operating Expenses for the Menemsha Assets for the Six Months Ended June 30, 2012 and Audited Schedule of Direct Operating Revenues and Direct Operating Expenses for the Year Ended December 31, 2011

101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.INS	XBRL Instance Document
101.LAB	XBRL Labels Linkbase Document
101.PRE	XBRL Presentation Linkbase Document
101.SCH	XBRL Schema Document